                                                                      Exhibit 99











BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN

Financial Statements as of and for the
Years ended December 31, 2000 and 1999

Additional information required for Form 5500
For the year ended December 31, 2000

BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN
Table of Contents
--------------------------------------------------------------------------------




                                                                 Page Number
Report of Independent Accountants                                     1


Basic Financial Statements

   Statements of Net Assets Available for Benefits                    2

   Statements of Changes in Net Assets Available for Benefits         3

   Notes to Financial Statements                                     4-9


Additional Information *

   Schedule I - Schedule of Assets (Held at End of Year)             10















* Other supplemenal schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                       Report of Independent Accountants


To the Participants and Administrator of Burlington Northern Santa Fe Investment and Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of Burlington Northern Santa Fe Investment and Retirement Plan (the "Plan") at December 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP
 June 21, 2001

BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN
Statements of Net Assets Available for Benefits
-------------------------------------------------------------------------------

                                                       As of December 31,
                                                     2000             1999
                                               --------------------------------

Investments, at fair value
Vanguard 500 Index Fund                      * $  206,779,486  * $  234,766,449
Vanguard U.S. Growth Fund                    *     67,782,729  *     69,977,837
Vanguard International Growth Fund                 32,712,271        37,476,067
Vanguard Windsor II Fund                           42,064,590        35,266,072
Wells Fargo Small Company Growth Fund              37,904,964        32,310,033
Vanguard Wellington Fund                           25,108,928        26,871,783
Vanguard Total Bond Market Index Fund              17,487,299        14,457,714
Participant Loans                                  21,880,204        21,577,745
BNSF Common Stock Fund                       *    184,374,322  *    192,077,236
                                               --------------    --------------
                                                  636,094,793       664,780,936
                                               --------------    --------------
Investments, at contract value
BNSF Fixed Fund                              *    218,025,214  *    206,899,215
                                               --------------    --------------
        Total investments                         854,120,007       871,680,151
                                               --------------    --------------

Receivables
Employer's contributions                              351,576           333,311
Participants' contributions                         1,112,719         1,057,600
                                               --------------    --------------
        Total receivables                           1,464,295         1,390,911
                                               --------------    --------------

Net assets available for benefits              $  855,584,302    $  873,071,062
                                               ==============    ==============





* Represents 5% or more of net assets available for benefits.

The accompanying notes are an integral part of the financial statements.

BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN
Statements of Changes in Net Assets Available for Benefits
--------------------------------------------------------------------------------

                                                                          Year Ended December 31,
                                                                         2000                1999
                                                                   ---------------      --------------
Additions
Investment income:
   Interest and dividend income, investments                       $    49,287,619      $   34,505,132
   Interest income, participant loans                                    1,901,134           1,883,746
   Net appreciation (depreciation) in fair value of investments        (31,890,963)            138,299
                                                                   ---------------      --------------
                                                                        19,297,790          36,527,177
                                                                   ---------------      --------------

Contributions:
   Employer                                                             12,072,213          13,651,789
   Participant                                                          28,417,552          28,791,478
                                                                   ---------------      --------------
                                                                        40,489,765          42,443,267
                                                                   ---------------      --------------

Asset transfers in                                                       1,443,895             518,437
Other additions                                                              1,546               6,594
                                                                   ---------------      --------------
     Total additions                                                    61,232,996          79,495,475
                                                                   ---------------      --------------
Deductions
Payment of benefits                                                     78,684,246          68,873,538
Administrative expenses                                                     35,510              29,800
                                                                   ---------------      --------------
     Total deductions                                                   78,719,756          68,903,338
                                                                   ---------------      --------------

Net increase (decrease)                                                (17,486,760)         10,592,137

Net assets available for plan benefits:
   Beginning of period                                                 873,071,062         862,478,925
                                                                   ---------------      --------------
   End of period                                                   $   855,584,302      $  873,071,062
                                                                   ===============      ==============


The accompanying notes are an integral part of the financial statements.

BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE 1 - DESCRIPTION OF THE PLAN

The following description of the Burlington Northern Santa Fe Investment and Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

General
The Plan was adopted by Burlington Northern Santa Fe Corporation ("BNSF" or "Employer") on January 1, 1997, when the assets of The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees ("SFP") and the Burlington Northern Inc. Thrift and Profit Sharing Plan I ("BNI") were combined. The purpose of the Plan is to offer eligible employees ("Employees") of Burlington Northern Santa Fe Corporation ("BNSF" or "Employer") and certain affiliated companies an opportunity to invest a portion of their income on a regular basis through payroll deductions. These amounts, supplemented by Employer matching contributions, may be invested at the participant's direction in various investment funds. All Employer matching contributions to the Plan are subject to a years-of-service-based vesting schedule. The Plan is administered by the Employee Benefits Committee appointed by BNSF. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Any salaried employee, except a non-resident alien, of the Employer or of certain affiliated companies, who is not subject to a collective bargaining agreement, is eligible to participate in the Plan on the first of the month following the completion of 30 days of compensated service in a salaried position from the employee's date of hire.

Eligible employees may become participants in the Plan by authorizing regular payroll deductions and designating an allocation method for such deductions.

Contributions
"Compensation" as defined under the Plan is the total of salary, wages (including bonuses) and any deferrals made under the Plan and any cafeteria plan which meets requirements of Section 125 of the Internal Revenue Code, as amended ("IRC"), excluding overtime, severance benefits, and certain other benefit payments outlined in the Plan. The Plan provides that the annual compensation of each employee taken into account under the Plan for any year may not exceed a limitation pursuant to requirements of the IRC. During the 2000 year, the limitation was $170,000.

The maximum limitation on total before-tax and after-tax Employee contributions is 15% of a participant's base salary and Incentive Compensation Plan bonus award with separate elections for each. All Employee elected contributions are made by means of regular payroll deductions. Under the Plan, participants may allocate their contributions to any or all of the investment funds in increments of 1 percent. The same allocation applies to all Employer matching contributions for each participant. Participants may reallocate amounts from one fund to another within certain guidelines as described in the Plan agreement.

The Employer matches 50% of the first 6% of employee elected before-tax contributions for each pay period. Employer matching contributions will be made in cash, as soon as practicable after the end of each pay period within ERISA regulated limitations. The Employer may make other contributions after year-end including an additional matching contribution of up to 30% of the

BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

first 6% of employee elected before-tax contributions for each pay period depending on BNSF's performance. These other contributions are recorded in the accompanying financial statements when approved by the Board of Directors ("Board") of BNSF. Subsequent to 2000 and 1999, the Board approved such additional contributions of $1,076,031 and $7,184,107, respectively. Under the provisions of the Plan, Employer additional matching contributions will be made solely from the year-to-date net income or retained income of BNSF.

During the 2000 plan year, in accordance with the provisions of the IRC, no participant could contribute in excess of $10,500 in before-tax contributions. This limitation does not include Employer matching contributions. In addition, the Plan provides that annual contributions for highly compensated employees (as defined by law) may be limited based on the average rate of contributions for lower paid employees. In no event may the total of employee elected before-tax contributions, employee after-tax contributions, and Employer matching contributions exceed the lesser of $30,000 or 25% of a participant's compensation, as defined in Treasury Regulation Section 1.415-2(d), for any participant in a calendar year, subject to certain cost-of-living adjustments. Contributions with respect to any participant may be further reduced to the extent necessary to prevent disqualification of the Plan under Section 415 of the IRC, which imposes additional limitations on contributions and benefits with regard to Employees who participate in other defined contribution plans.

Participant Accounts
Each participant's account is credited with the participant's elective contributions, the Company's matching contributions and gains and losses attributable to such contributions. The benefit to which a participant is entitled is limited to the participant's vested account balance.

Vesting
Participants were fully vested in all Employer matching contributions made to the SFP and BNI Plans upon the transfer of those assets to the Plan. Employer matching contributions subsequent to January 1, 1997 become fully vested in accordance with the following schedule:

         Number of Years of Vesting Service*         Vested Percentage
         -----------------------------------         -----------------

         Less than 1 year                                    0%
         1 year but less than 2 years                       20%
         2 years but less than 3 years                      40%
         3 years but less than 4 years                      60%
         4 years but less than 5 years                      80%
         5 years or more                                   100%

* The term "Vesting Service" is defined as the number of Plan years in which the employee is compensated for at least 1,000 hours of work by the Employer, in any capacity.

Participant Loans
Participants may borrow from their accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or up to 50% of their vested account balance. Participants may have up to two loans outstanding at any time. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Participant Loan Fund. Loan terms can be up to five years, or 15 years for the purchase of a primary residence. The loans are collateralized by the balance in the participant's account and bear interest in accordance with the Plan at the higher of the current estimated blended fixed interest rate for the BNSF Fixed

BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

Fund or prime rate plus 1%. Interest rates on loans outstanding as of December 31, 2000 range from 7 percent to 12 percent. Principal and interest are paid ratably through payroll deductions for active employees.

Payment of Benefits
Subject to certain restrictions of the Plan, including those imposed by the IRC, a participant may, at any time, elect to withdraw all or a specified portion of the value of the participant's account in the Plan, together with vested Employer matching contributions, but not including earnings on before-tax contributions credited after December 31, 1988. A participant may be eligible for a hardship withdrawal upon meeting the Internal Revenue Service ("IRS") requirements for such a withdrawal.

The full value of a participant's account becomes available upon termination of employment on or after age 65, permanent disability or death. Participants terminating employment for reasons other than retirement on or after age 65, death or disability are entitled to receive their employee elected before-tax and after-tax contributions, all vested Employer matching contributions applicable to them and any accumulated income on such amounts.

A participant may elect to receive a distribution of his account, other than a withdrawal, as a lump sum, in installments or as an annuity. However, the installment and annuity options were eliminated in 2001. Distributions generally occur or commence no later than as soon as reasonably practicable following the later of the time when a participant attains age 65 or terminates employment. A participant who terminates employment prior to age 65 may request a distribution at any time prior to attainment of age 65. By law a distribution of benefits must occur or commence no later than April 1 of the calendar year following the later of the year when a participant attains age 70 1/2 or retires. In the event of the death of a participant, the participant's account is distributed to his beneficiary. Lump sum distributions are required for all distributions of up to $5,000.

Forfeited Accounts
The Plan provides for the forfeiture of nonvested Employer matching contributions related to terminated employees. Forfeitures shall be used first to restore previously forfeited amounts of other Participants who have resumed employment with the Employer (as described in the Plan), and then to offset future Employer matching contributions, with any remainder being distributed to participants who are employees at termination of the Plan. At December 31, 2000, forfeited nonvested accounts totaled $182,236.

Plan Termination
The Plan may be amended at any time. No such amendment, however, may adversely affect the rights of participants in the Plan with respect to contributions made prior to the date of the amendment. Employer matching contributions may be discontinued and participation by the Employer in the Plan may be terminated at any time at the election of the Employer. In the event the Plan is terminated, each Participant shall receive the full amount of Plan assets in his or her account.

The Plan is subject to the provisions of ERISA applicable to defined contribution plans. Because the Plan provides for an individual account for each participating employee and for benefits based solely on the amount contributed to the participating employee's account, and any income, expenses, gains and losses attributed to their account, Plan benefits are not insured by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA.

BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

The following accounting policies, which conform with generally accepted accounting principles, have been used consistently in the preparation of the Plan's financial statements:

Basis of Accounting
The financial statements of the Plan are prepared under the accrual method of accounting.

Use of Estimates
The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investment Valuation and Income Recognition
The Plan's investments are stated at fair value, except for its investment contracts, which are valued at contract value (Note 4). Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Company stock fund is valued at its year-end unit closing price (comprised of common stock at year-end market price plus uninvested cash position). Participant loans are valued at cost which approximates fair value.

Purchases and sales of investments are recorded on a trade-date basis. Interest income is accrued when earned. Dividend income is recorded on the ex-dividend date. Capital gain distributions are included in dividend income.

Payment of Benefits
Benefits are recorded when paid.

New Accounting Pronouncements
In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 requires that an entity recognize all derivatives and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. Pursuant to SFAS No. 137, the Plan is required to adopt SFAS No. 133 effective January 1, 2001. Management has not yet been able to determine the impact of SFAS No. 133 on the Plan financial statements due to inconsistencies in current accounting literature for synthetic guaranteed investment contracts. The carrying value of synthetic guaranteed investment contracts was $104,483,442 at December 31, 2000.


NOTE 3 - NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

During 2000 and 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

                                             Year Ended December 31,

                                             2000              1999
                                       --------------     -------------
Registered investment companies        $  (64,434,745)    $  49,154,548

Company Stock                              32,543,782       (49,016,249)
                                       --------------     -------------
Net appreciation (depreciation) in
 in fair value of investments          $  (31,890,963)    $     138,299
                                       ==============     =============

BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE 4 - INVESTMENT CONTRACTS

The BNSF Fixed Fund ("Fund") consists of guaranteed investment contracts, valued at $129,879,479, and synthetic investment contracts with various banks and insurance companies ("Issuers"). Additionally, the Fund holds shares of a money market mutual fund sponsored by The Vanguard Group with a value of $25,166,559. The Fund was created as a vehicle for certain benefit plans of BNSF to invest in guaranteed investment contracts. The Plan owns an 83% undivided interest in the Fund. The Fund and each investing plan is credited with earnings on the underlying investments and charged for Plan withdrawals and administrative expenses charged by the Issuers. The investment contracts included in the Fund are carried at contract value, which approximates fair value, because the contracts are fully benefit responsive. The synthetic investment contracts constitute investments in collective fixed income funds and mutual funds, valued at $103,553,970, and wrapper contracts, valued at $929,472. The value provided by the wrapper contracts represents the difference between the value of the synthetic investment contracts and the underlying investments. The crediting interest rates of the investment contracts ranged from 5.48 % to 8.57 % at December 31, 2000. The value of the contracts associated with any one issuer is less than 5% of Plan assets at December 31, 2000.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Plan invests in shares of mutual funds managed by an affiliate of VFTC. VFTC acts as trustee for Plan investments. Transactions in such investments qualify as party-in-interest transactions which are exempt from the prohibited transaction rules.

NOTE 6 - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements at December 31, 2000 to Form 5500:


Net assets available for benefits per the financial statements   $  855,584,302

Amounts allocated to withdrawing participants                        (1,768,233)
                                                                 --------------
Net assets available for benefits per the Form 5500              $  853,816,069
                                                                 --------------


The following is a reconciliation of benefits paid to participants per the financial statements for the year ended December 31, 2000, to Form 5500:


Benefits paid to participants per the financial statements       $   78,684,246


Amounts allocated to withdrawing participants at
December 31,2000                                                 $    1,768,233
                                                                 --------------
Benefits paid to participants per the Form 5500                  $   80,452,479
                                                                 --------------

BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

There were benefits payable of $56,540 at December 31, 1999. Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2000, but not yet paid as of that date.

NOTE 7 - PLAN EXPENSES

All administrative expenses of the Plan, except for certain plan loan fees, are paid by the Employer.

NOTE 8 - TAX STATUS

BNSF received a determination letter dated August 18, 1999 from the Internal Revenue Service which states that the Plan was a qualified plan under Sections 401(a) and (k) of the IRC. The Plan has been amended since receiving the determination letter. However, BNSF believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC.

In accordance with IRC Section 401(k), amounts deducted from participants' salaries as before-tax contributions are not taxable to the participants until withdrawn or distributed. After-tax contributions are not subject to taxation upon withdrawal. Employer matching contributions and income and gains on all contributions applicable to participants are not taxable to participants until withdrawn or distributed.

                             Additional Information
                             Required for Form 5500

BURLINGTON NORTHERN SANTA FE                                         Schedule I
INVESTMENT AND RETIREMENT PLAN
Schedule of Assets (Held at End of Year)
As of December 31, 2000
--------------------------------------------------------------------------------

Burlington Northern Santa Fe Investment and Retirement Plan, EIN 36-2686122


Attachment to Form 5500, Schedule H, Part IV, Line i:


*  Party in Interest

   Identity of Issue                                                    Investment Type                        Current Value
------------------------------------------------------------------------------------------------------------------------------------
* Vanguard 500 Index Fund                                         Registered Investment Company              $   206,779,486
* Vanguard International Growth Fund                              Registered Investment Company                   32,712,271
* Vanguard Total Bond Market Index Fund                           Registered Investment Company                   17,487,299
* Vanguard U.S. Growth Fund                                       Registered Investment Company                   67,782,729
* Vanguard Wellington Fund                                        Registered Investment Company                   25,108,928
* Vanguard Windsor II Fund                                        Registered Investment Company                   42,064,590
* Wells Fargo Small Company Growth Fund                           Registered Investment Company                   37,904,964
* Burlington Northern Santa Fe Corporation                        Company Stock                                  184,374,323
* Burlington Northern Santa Fe Investment and Retirement Plan     Participant Loans (7.00% - 12.00%)              21,880,204

* Interest in BNSF Fixed Fund (83%), which is comprised of the following:

   AIG Financial 6.46% 4.59 years                                 Synthetic Investment  Contract                  11,118,962
   AIG Life 5.68% 11/30/2002                                      Guaranteed Investment Contract                   8,037,625
   AIG Life 6.28% 4/30/2004                                       Guaranteed Investment Contract                  12,498,673
   Allstate Life Insurance 6.48% 3/5/2001                         Guaranteed Investment Contract                   2,704,835
   Allstate Life Insurance 6.89% 4/15/2003                        Guaranteed Investment Contract                   8,753,361
   Bayerische Landesbank 6.46% 2/15/2002                          Guaranteed Investment Contract                   8,451,846
   Canada Life Assurance 6.03% 9/2/2002                           Guaranteed Investment Contract                   7,648,227
   Caisse des Depots et Consignations (CDC) 6.30% 10/31/2002      Synthetic Investment  Contract                   6,927,322
   Caisse des Depots et Consignations (CDC) 5.48% 6/15/2003       Synthetic Investment  Contract                   8,028,703
   Caisse des Depots et Consignations (CDC) 5.48% 11/15/2003      Synthetic Investment  Contract                   8,053,823
   Caisse des Depots et Consignations (CDC) 5.92% 5/12/2004       Synthetic Investment  Contract                  10,077,297
   CNA 6.50% 4/15/2001                                            Synthetic Investment  Contract                   3,510,170
   GE Life & Annuity 6.19% 1/31/2004                              Guaranteed Investment Contract                  10,566,709
   John Hancock Mutual Life Insurance Company 6.47% 8/15/2001     Guaranteed Investment Contract                  18,109,151
   Mass Mutual 6.14% 6/25/2002                                    Guaranteed Investment Contract                   1,952,486
   Metropolitan Life Insurance 5.75% 1/2/2001                     Guaranteed Investment Contract                   2,368,991
   Metropolitan Life Insurance 6.50% 8/15/2004                    Guaranteed Investment Contract                   7,004,833
   New York Life Insurance Company 7.05% 4/15/2005                Guaranteed Investment Contract                   8,060,990
   New York Life Insurance Company 6.67% 4/13/2001                Guaranteed Investment Contract                   5,034,721
   People Security Life Insurance 8.57% 7/15/2002                 Synthetic Investment  Contract                   1,017,081
   Principal Mutual Life Insurance 6.54% 5/15/2002                Guaranteed Investment Contract                   9,924,497
   Principal Mutual Life Insurance 6.50% 8/15/2003                Guaranteed Investment Contract                   8,756,964
   Rabobank 6.76% 4.59 years                                      Synthetic Investment  Contract                  36,420,028
   Security Life of Denver Insurance 7.03% 1/29/2001              Guaranteed Investment Contract                  10,005,570
   Union Bank of Switzerland 6.77% 12/31/2003                     Synthetic Investment  Contract                   8,610,635
   Union Bank of Switzerland 6.88%  3/31/2003                     Synthetic Investment  Contract                  10,719,421
   Vanguard Prime Money Market Fund 6.32%                         Registered Investment Company                   25,166,559
